Exhibit 99.1

JOHN DEERE CAPITAL CORPORATION

OFFICERS’ CERTIFICATE

PURSUANT TO SECTION 4.10(a)

OF THE SALE AND SERVICING AGREEMENT

AND SECTION 3(c) OF THE UNDERWRITING AGREEMENTS

We, Charles G. Dahl and Paul J. Nagel, Vice President and Controller and Assistant Secretary, respectively, of John Deere Capital Corporation, a Delaware corporation (the “Company”), hereby certify for the period from April 21, 2004 to October 31, 2004, that (i) a review has been made under the supervision of each of us of the activities and of the performance of the Company, as Servicer under the Sale and Servicing Agreement dated as of April 15, 2004 among U.S. Bank Trust National Association as Owner Trustee for the John Deere Owner Trust 2004, John Deere Receivables, Inc. and the Company (the “Agreement”) and attached as Exhibit A hereto is a year-end statement as of October 31, 2004 and (ii) to the best of the knowledge of each of us, based on such review, the Company has fulfilled in all material respects all its obligations under the Agreement throughout such period.

Dated at Moline, Illinois this 28th day of January, 2005

/s/ Charles G. Dahl
Charles G. Dahl
Vice President and Controller

/s/ Paul J. Nagel
Paul J. Nagel
Assistant Secretary

John Deere Owner Trust 2004	EXHIBIT A
Fiscal Year Ended 31 October 2004 Statement (Unaudited)	(Page 1 of 2)

$205,000,000   Class A-1 1.14% Asset Backed Notes due May 13, 2005

$186,000,000   Class A-2 1.68% Asset Backed Notes due November 15, 2006

$185,000,000   Class A-3 2.32% Asset Backed Notes due December 17, 2007

$158,280,000   Class A-4 3.02% Asset Backed Notes due March 15, 2011

$18,930,000   Class B 2.90% Asset Backed Notes due March 15, 2011

$3,778,476   Asset Backed Certificates

(1) Amount of principal paid during the Fiscal Year:

(a)	A-1 Notes:	$133,784,858.04
	per $1,000 original principal amount:	$652.61

(b)	A-2 Notes:	$0.00
	per $1,000 original principal amount:	$0.00

(c)	A-3 Notes:	$0.00
	per $1,000 original principal amount:	$0.00

(d)	A-4 Notes:	$0.00
	per $1,000 original principal amount:	$0.00

(e)	B Notes:	$0.00
	per $1,000 original principal amount:	$0.00

(f)	Total	$133,784,858.04

(2) Amount of interest paid during the Fiscal Year:

(a)	A-1 Notes:	$950,556.56
	per $1,000 original principal amount:	$4.64

(b)	A-2 Notes:	$1,788,080.00
	per $1,000 original principal amount:	$9.61

(c)	A-3 Notes:	$2,455,977.80
	per $1,000 original principal amount:	$13.28

(d)	A-4 Notes:	$2,735,254.27
	per $1,000 original principal amount:	$17.28

(e)	B Notes:	$314,132.83
	per $1,000 original principal amount:	$16.59

(f)	Total	$8,244,001.46

(3) After giving effect to distributions, Outstanding Principal at end of Fiscal Year:

(a)	(i)	outstanding principal amount of A-1 Notes:	$71,215,141.96
(ii)	A-1 Note Pool Factor:	.3473909

(b)	(i)	outstanding principal amount of A-2 Notes:	$186,000,000.00
(ii)	A-2 Note Pool Factor:	1.0000000

(c)	(i)	outstanding principal amount of A-3 Notes:	$185,000,000.00
(ii)	A-3 Note Pool Factor:	1.0000000

(d)	(i)	outstanding principal amount of A-4 Notes:	$158,280,000.00
(ii)	A-4 Note Pool Factor:	1.0000000

(e)	(i)	outstanding principal amount of B Notes:	$18,930,000.00
(ii)	B Note Pool Factor:	1.0000000

(f)	(i)	Certificate Balance	$3,778,476.00
(ii)	Certificate Pool Factor:	1.0000000

(4) Note Value at the end of Fiscal Year	$623,203,617.97

(5) Pool Balance (excluding accrued interest) at the end of Fiscal Year	$614,552,748.49

(6) Pool Face Amount at the end of Fiscal Year	$677,851,371.90

(7) Amount of Servicing Fee paid during Fiscal Year:	$4,026,036.82
per $1,000 original principal amount:	$5.32
Amount of Servicing Fee earned:	$4,026,036.82
Amount of Servicing Fee paid:	$4,026,036.82
Amount of Servicing Fee shortfall:	$0.00

(8) Amount of Administration Fee paid during Fiscal Year:	$700.00

(9) Aggregate Purchased Receivables for Fiscal Year:	$0.00

(10) Amount in Reserve Account at end of Fiscal Year	$13,247,299.00
Specified Reserve Account Balance:	$13,247,299.00

(11) Scheduled Payments of Receivables 60 days or more past due at end of Fiscal Year	$591,423.00

(12) Scheduled Payments of Receivables 60 days or more past due as a % of Pool Balance
at end of Fiscal Year	0.10%

(13) Face Amount of Receivables 60 days or more past due at end of Fiscal Year:	$6,981,095.00

(14) Face Amount of Receivables 60 days or more past due as a % of the Pool Face Amount
at end of Fiscal Year	1.03%

(15) Aggregate amount of realized losses during the Fiscal Year:	$26,008.89

(16) Aggregate amount of realized losses since 21-Apr-04	$26,008.89